CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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     As independent public  accountants,  we hereby consent to the incorporation by reference of our report dated December 12, 1997 on the financial statements of The Alger Retirement Fund for the year ended October 31, 1997 and to all references to our Firm included in or made a part of the registration statement of The Alger Fund filed on Form N-1A (Amendment No. 9), Investment Company Act File No. 811-7986 with the Securities and Exchange Commission.


                                                          /s/ARTHUR ANDERSEN LLP
                                                             -------------------
                                                             ARTHUR ANDERSEN LLP


New York, New York
February 25, 1998